UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: November 20, 2006

CORE LABORATORIES N.V.

(Exact name of registrant as specified in its charter)

001-14273
(Commission File Number)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Herengracht 424
1017 BZ Amsterdam
The Netherlands	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (31-20) 420-3191

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events

Core Laboratories N.V. ("Core Lab") announced that the initial purchasers of the senior exchangeable notes due 2011 (the "Notes") of Core Lab's U.S.-based wholly owned subsidiary, Core Laboratories LP ("CLLP") have exercised in full their right to purchase an additional $50 million in aggregate principal amount of Notes (the "Additional Notes") to cover over-allotments in the private offering. The closing of the offering of the Additional Notes occurred on 17 November, 2006.

The Additional Notes were offered on the same terms as the initial closing, including increases to the size of the exchangeable note hedge transactions and the separate warrant transaction which effectively increases the exchange price of the Notes from approximately $94.76 under the terms of the Notes to $127.56 per share of Core Lab's Common Shares from the perspective of Core Lab, representing a 75% premium based on the last reported sales price on the New York Stock Exchange of $72.89 per share on 31 October, 2006, the date of pricing. On a consolidated basis, Core Lab will pay approximately $7.0 million in connection with the amendment to the note hedge transactions and the warrant transactions, providing net proceeds to Core Lab on a consolidated basis of approximately $43 million.

Core Lab intends to use the proceeds of the issuance of Additional Notes net of the additional cost of the note hedge transactions for general corporate purposes, including future repurchases of Core Lab's common shares.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. These securities will not be registered under the Securities Act of 1933 or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the securities Act of 1933 and applicable state securities laws.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1         Press release issued on November 20, 2006*

* This exhibit is intended to be furnished and shall not be deemed "filed" for purposes of the Securities Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories N.V.

Dated: November 20, 2006	By	/s/ Richard L. Bergmark
Richard L. Bergmark
Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CORE LABORATORIES N.V.
EXHIBIT INDEX TO FORM 8-K

EXHIBIT NO.	ITEM

99.1	Press release issued on November 20, 2006*

* This exhibit is intended to be furnished and shall not be deemed "filed" for purposes of the Securities Act of 1934, as amended.